UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2018

JOBBOT, INC.
(Name of Small Business Issuer in its Charter)

New York	45-1957218
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Fl.

New York, New York 10005

(Address of principal executive offices)

(646) 512-5649

(Telephone Number of Principal Executive Offices)

Not Applicable

(Former Name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Mr. Cyril Umunna O. Ajagu purchased 8,788,000 unregistered shares of Common Stock of Jobbot Inc. (the “Company”) from Mr. Patrick Giordano who is the President and a Director of the Company on August 17, 2018 for a sale price of $.0085 per share. As of August 17, 2018, Mr. Ajagu also purchased 388,000 unregistered shares from Mr. Robert Denn who is the Secretary and a Director of the Company; 339,500 unregistered shares from Mr. Lawrence Paduano who is a Consultant to the Company; and 339,500 unregistered shares from Mr. Lawrence Cagno who is a Consultant to the Company, for an aggregate ownership of 78.80% of voting shares. The share purchase is pursuant to a Stock Purchase Agreement dated as of the 19th day of July 2018 (the “Agreement”), a copy of which is attached hereof as an Exhibit. The price for the shares was paid in U.S. dollars and the source of the funds used to purchase the shares was from business ventures of Mr. Ajagu.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Cyril Umunna O. Ajagu has been voted to the Company’s Board of Directors by Board Resolution dated August 8, 2018, joining the two current Directors and increasing the number of Directors from two to three.

Engineer Ajagu holds a B.Tech in Mining Engineering as well as an MBA in Innovation Technology. He is a member of the Society of Petroleum Engineers and has over 25 years of experience as an entrepreneur. He has over 20 years of experience working in the oil and gas industry such as with the companies Mobil Nigeria, Schlumberger and Shell Petroleum & Development Company.

Engineer Ajagu currently serves as Chairman at Ghana Life Insurance Co. Ltd; Chairman at Conau Holdings U.K, U.S.A and Nigeria; Chairman at Axiom Air Limited; Chairman at Universal Hotels Ltd and Frenchies Foods Limited. He was previously, Chairman at African Alliance Insurance Plc; Vice Chairman at Universal Insurance Plc; and Managing Director at Conau Limited.

His exceptional performance has earned him various awards including the following,

•	Honorary Doctorate in Business, European American University, 2016

•	Paul Harris Fellow of Rotary club International

•	Fellow of the Institute of Entrepreneurial Studies, Nigeria

•	Fellow of Chartered Institute of cost Management, Nigeria

•	Award of Excellence by the West African Insurance Institute, Banjul Gambia

•	Excellence award by The Federal University of Technology Akure (FUTA)

•	Dr. Kwame Nkrumah Africa Leadership award, 2008

•	Men of Achievement Award for outstanding achievement in business, 2008 and 2009

•	Press Gallery Award for insurance company C.E.O of the year, 2010

•	Global leader of integrity merit award 2012 by Integrity International Magazine, Accra, Ghana

Engineer Ajagu is a 3rd term member of FUTA Advancement Board and a member of FUTA Trust Fund. Engineer Ajagu was the founder, financier and Chairman of Cymon Saving & Loans Ltd, a primary mortgage institution established in 1989 and licensed by the Central Bank of Nigeria. He was also the founder, financier and Chairman of Egosal Microfinance Bank Ltd, which was established in 1991 to operate a microfinance bank. Engineer Ajagu also set up Pricewyse Bureau de Change Ltd in 2007 to operate as a money market operator trading foreign currency.

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Item 8.01 Other Events.

The Company’s headquarters has been moved to 40 Wall Street, 28th Floor, New York, New York 10005. The Company’s phone number has been changed to 646-512-5649.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of the 25th day of July, 2018 by and among Patrick Giordano, Robert Denn, Lawrence Paduano, Lawrence Cagno and Cyril Umunna O. Ajagu.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Jobbot, Inc.

Date: September 7, 2018	By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Chief Executive Officer

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